UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2017 (October 23, 2017)

MENTOR CAPITAL, INC.
(Exact name of Registrant as specified in its charter)
Delaware	000-55323	77-0395098
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
511 Fourteenth Street, Suite A-2, A-4, A-6, Ramona, CA	92065
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 788-4700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On October 23, 2017 Mentor Capital moved the Federal District Court in Utah to reconsider its ruling granting partial summary adjudication to the plaintiffs in the case pending there. Mentor concludes its brief that:

“New evidence shows that Plaintiffs’ asserted facts (disputed by Mentor) are untrustworthy. Mentor reasserts its objections to Plaintiffs’ unverified Complaint and the declarations and exhibits attached to their reply memorandum as evidence in support of their Motion.

“Because (i) several material facts on which the Order was based are incorrect, (ii) Mentor discovered substantial new facts showing a genuine material dispute as to the privity element of Count I, (iii) the Order is manifestly unjust to the thousands of Mentor creditors operating under the Plan for the last 17 years, and (vi) the statute of repose ran in 2003 for any §12 claim related to securities issued under Mentor’s bankruptcy, Mentor’s motion for reconsideration of the Order should be granted. The Order should be vacated and Plaintiffs’ Motion should be denied.”

Item 9.01. Financial Statements and Exhibits.

Mentor attaches hereto as Exhibit 99.1 its Memorandum of Points and Authorities requesting reconsideration of the Court’s September 25, 2017 Order; as Exhibit 99.2 the Declaration of Paul Marotta in Support of Mentor Capital, Inc.’s Motion for Reconsideration (without exhibits); as Exhibit 99.3 the Declaration of Chet Billingsley in Support of Mentor Capital, Inc.’s Motion for Reconsideration (without exhibits); as Exhibit 99.4 the Declaration of Megan Jeanne in Support of Mentor Capital, Inc.’s Motion for Reconsideration (without exhibits); and as Exhibit 99.5 its Request for Judicial Notice in Support of Mentor Capital, Inc.’s Motion for Reconsideration (with the December 29, 2016 Judgment attached).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mentor Capital, Inc.

Date:October 24, 2017 By:/s/ Chet Billingsley

Chet Billingsley,

Chairman and Chief Executive Officer